                                                                EXHIBIT 10.12


                     AMENDMENT NO. 2 TO THE LEASE AGREEMENT
                                    BETWEEN
                     DALLAS LYNDON CORPORATION, AS LANDLORD
                                      AND
                       NATIONAL TECHTEAM, INC. AS TENANT

WHEREAS, the Lease Agreement dated August 17, 1995 by and between Dallas Lyndon Corporation ("Landlord"), and National Techteam ("Tenant") as amended by Amendment No. 1 dated December 11, 1996 does lease from Landlord 34,061 square feet of rentable area ("Leased Premises") in the Building commonly known as Lyndon Plaza East, located at 10945 Estate Lane, Dallas, Texas. It is now agreed by the undersigned principal parties as follows:

EXPANSION SPACE:
Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the 17,951 rentable square feet of space on the second floor in the Building commonly known as Lyndon Plaza South and shown on Exhibit A to Amendment 2 attached hereto. This 17,951 of rentable square feet shall be known as Expansion Space.

The Primary Term on the Expansion Space shall commence on February 1, 1998 and expire on September 30, 2003.

The Basic Rent rate on the Expansion Space shall be as follows:


                             Rate per          Amount per
                               RSF               month

February, 1998               $10.12             $15,146
03/01/98 to 01/31/00         $13.50             $20,195
02/01/00 to 09/30/03         $14.00             $20,942

There shall be no security deposit on the Expansion Space.

Landlord will pay $89,755 ($5.00 per rentable square foot) for Leasehold Improvements to the Expansion Space. This obligation shall be known as Expansion Finish Allowance. The determination of specific improvements within the Expansion Finish Allowance shall be the sole discretion of Tenant.

The Landlord will provide 24 hour heating, air-conditioning and electricity for the Expansion Space at no extra cost to Tenant.

Landlord will provide parking to accommodate no less than one car park per 150 rentable square feet of lease space (120 car parks). Landlord will also provide no less than 10 additional parking spaces in the adjacent covered parking garage reserved for Tenant's exclusive use.